SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 3, 2008

GUANGZHOU GLOBAL TELECOM, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	333-130937	59-3565377
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 03/04, 16/F, Jinke Building,
No.17/19, Guangwei Road
Guangzhou, China 510180
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 20-8317-2821
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2007, Guangzhou Global Telecom, Inc., a Florida corporation, (the "Company"), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the following three investors: Enable Growth Partners LP, Pierce Diversified Strategy Master Fund LLC, and Enable Opportunity Partners LP (collectively, the “Holders").  The aggregate purchase price was $3,000,000, and the investment was as follows:

* Senior Secured Convertible Debentures (the “Debentures”) for up to $3,428,571, with an annual interest rate of 8%.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $.82.

* Common Stock Purchase Warrants (the “Warrants”) to purchase 2,090,592 shares of the Company’s common stock at a price of $1.12 per share, subject to adjustment, exercisable for a period of five years.

On November 3, 2008, due to market conditions, the Company re-negotiated the terms of the Debentures and Warrants, and entered into a modification agreement (the “Amendment Agreement”) with the Holders. Pursuant to the Amendment Agreement, the Company agreed to completely remove the monthly interest payment of the Debentures and increase the annual interest rate to 18%. Therefore, as described in the Schedule A of the Amendment Agreement, the Company will pay an aggregate of $2,151,110.85 and $1,485,714.10 to the Holders that are due on July 31, 2009 and February 21, 2010, respectively.  The Company acknowledged that the conversion price of the Debentures on the conversion date shall be equal to the lesser of (a) $0.015 (subject to adjustment), and (b) 80% of the lowest closing bid price during the 20 Trading Days immediately prior to the applicable conversion date (subject to adjustment).

The Amendment Agreement further modified the terms of the transaction by reducing the exercise price of the Warrants to $0.015 (subject to further adjustment), and therefore the number of shares underlying Warrants issued to the Holders will be increased to an aggregate of 156,097,534 shares as described in Schedule B of the Amendment Agreement.

The Company further agreed to hold a shareholder meeting on or before January 15, 2009 to increase the number of authorized shares of common stock of the Company to at least 1,000,000,000.

The foregoing description of the Amendment Agreement contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment Agreement attached hereto as Exhibit 10.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in response to Item 1.01 of this current report on Form 8-K is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

       Not Applicable

(b)  Pro Forma Financial Information.

       Not Applicable

(d)  Exhibits.

Number	Description

10.1
Amendment Agreement between the Company and Enable Growth Partners, Enable Opportunity Partners, and Pierce Diversified Strategy Master Fund LLC, Ena (collectively, the “Holders”), dated November 3, 2008

10.2 *	Senior Secured Convertible Debenture dated July 31, 2007
10.3 *	Common Stock Purchase Warrant dated July 31, 2007

* Incorporated by reference to Current Report Form 8-K filed on August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GUANGZHOU GLOBAL TELECOM, INC.

Date: November 4, 2008	By:	/s/ Yankuan Li
Yankuan Li
Chairman and Chief Executive Officer